EXHIBIT 99(A)



FOR IMMEDIATE RELEASE                                       CONTACT:
                                                            Herman F. Dick, Jr.
                                                            (614) 870-5604


CORE MOLDING TECHNOLOGIES ACQUIRES ASSETS OF AUTOMOTIVE-AFTERMARKET COMPANY


         COLUMBUS, Ohio - September 29, 2004 - Core Molding Technologies, Inc. (AMEX: CMT) today announced that it has acquired substantially all the operating assets of Toledo, Ohio-based Keystone Restyling Products, Inc., a privately held manufacturer and distributor of fiberglass reinforced products for the automotive-aftermarket industry. Keystone designs, manufactures and markets a variety of custom light truck aftermarket accessories, including: hoods, spoilers, air dams, bumper covers and roll pans.

         "We believe this acquisition represents an excellent addition for Core in support of our strategy to become an increasingly diversified molding company," said James L. Simonton, president and chief executive officer. "The appearance category of the automotive-aftermarket segment represents a strong consumer market that has historically posted annual growth rates of approximately 10 percent."

         Simonton said the Company does not expect to incur any new long-term debt in regards to this acquisition. He declined to disclose the purchase price, but noted that Keystone's annual sales are approximately $3 million.

         Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company's processing capabilities include the compression molding of SMC, vacuum assisted resin infusion molding, spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in

                                     -MORE-

Columbus, Ohio, operates plants in Columbus, Gaffney, South Carolina, and Matamoros, Mexico.

   This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

   Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.

                                      # # #